Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement Nos. 333-46024, 333-82233, 333-58235, 333-06577, 333-73512, 333-109042 and 333-127488
of Integra LifeSciences Holding Corporation on Forms S-8 of our report dated February 17, 2006 related to the financial statements of Radionics, Product Lines of Tyco Healthcare Group LP as of September 30, 2005 and 2004, and for the years then ended appearing in this Current Report on Form 8-K/A of Integra LifeSciences Holdings Corporation.



Deloitte & Touche
Boston, Massachusetts
May 11, 2006